EXHIBIT 3.3

AMENDED AND RESTATED

BYLAWS

OF

PCTEL, INC.

a Delaware Corporation

(as amended through March 14, 2023)

EXHIBIT 3.3

TABLE OF CONTENTS

Page

ARTICLE I CORPORATE OFFICES 1

1.1 REGISTERED OFFICE 1

1.2 OTHER OFFICES 1

ARTICLE II MEETINGS OF STOCKHOLDERS 1

2.1 PLACE OF MEETINGS 1

2.2 ANNUAL MEETING 1

2.3 SPECIAL MEETING 1

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS 2

2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS 2

2.6 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT 8

2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE 8

2.8 QUORUM 9

2.9 ADJOURNED MEETING; NOTICE 9

2.10 VOTING 9

2.11 WAIVER OF NOTICE 9

2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 10

2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS 10

2.14 PROXIES 10

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE 11

2.16 CONDUCT OF BUSINESS 11

ARTICLE III DIRECTORS 11

3.1 POWERS 11

3.2 NUMBER 11

3.3 CLASSES OF DIRECTORS 12

3.4 RESIGNATION AND VACANCIES 12

3.5 PLACE OF MEETINGS; MEETING ATTENDANCE 13

3.6 REGULAR MEETINGS 13

3.7 SPECIAL MEETINGS; NOTICE 13

3.8 QUORUM 14

3.9 WAIVER OF NOTICE 14

3.10 ADJOURNED MEETING; NOTICE 14

3.11 CONDUCT OF BUSINESS 14

3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING 14

3.13 FEES AND COMPENSATION OF DIRECTORS 15

3.14 REMOVAL OF DIRECTORS 15

EXHIBIT 3.3

ARTICLE IV COMMITTEES 15

4.1 COMMITTEES OF DIRECTORS 15

4.2 COMMITTEE MINUTES 16

4.3 MEETINGS AND ACTION OF COMMITTEES 16

ARTICLE V OFFICERS 16

5.1 OFFICERS 16

5.2 APPOINTMENT OF OFFICERS 16

5.3 REMOVAL AND RESIGNATION OF OFFICERS 17

5.4 CHAIR OF THE BOARD 17

5.5 CHIEF EXECUTIVE OFFICER 17

5.6 PRESIDENT 17

5.7 VICE PRESIDENT 18

5.8 SECRETARY 18

5.9 CHIEF FINANCIAL OFFICER 18

5.10 ASSISTANT SECRETARY 19

5.11 AUTHORITY AND DUTIES OF OFFICERS 19

ARTICLE VI INDEMNITY 19

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS 19

6.2 INDEMNIFICATION OF OTHERS 19

6.3 INSURANCE 20

ARTICLE VII RECORDS AND REPORTS 20

7.1 MAINTENANCE OF RECORDS 20

7.2 INSPECTION BY DIRECTORS 20

7.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS 20

ARTICLE VIII GENERAL MATTERS 21

8.1 CHECKS 21

8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS 21

8.3 STOCK CERTIFICATES; PARTLY PAID SHARES 21

8.4 SPECIAL DESIGNATION ON CERTIFICATES 22

8.5 LOST CERTIFICATES 22

8.6 CONSTRUCTION; DEFINITIONS 22

8.7 DIVIDENDS 22

8.8 FISCAL YEAR 23

8.9 SEAL 23

8.10 TRANSFER OF STOCK 23

8.11 STOCK TRANSFER AGREEMENTS 23

8.12 REGISTERED STOCKHOLDERS 23

ARTICLE IX AMENDMENTS 23

EXHIBIT 3.3

ARTICLE X DISSOLUTION 24

ARTICLE XI CUSTODIAN 24

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES 24

11.2 DUTIES OF CUSTODIAN 25

ARTICLE XII LOANS TO OFFICERS 25

EXHIBIT 3.3

BYLAWS

OF

PCTEL, INC.

ARTICLE I

CORPORATE OFFICES
1.1
REGISTERED OFFICE

The registered office of the Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the registered agent of the Corporation at such location is CT Corporation (f/k/a The Corporation Trust Company).

1.2
OTHER OFFICES

The Board of Directors, or the Board, may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS
2.1
PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation. Notwithstanding the foregoing, meetings of stockholders may be held solely or in part by means of remote communication to the extent the Board shall so authorize.

2.2
ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3
SPECIAL MEETING

Subject to the immediately following paragraph, a special meeting of the stockholders may be called at any time only by the (i) Board, (ii) the Chair of the Board, (iii) the President, or (iv) the Chief Executive Officer.

EXHIBIT 3.3

Prior to such time as a Registration Statement regarding the sale of the Corporation’s Common Stock to the public is declared effective by the Securities and Exchange Commission, a special meeting of the stockholders may be called at any time by one or more stockholders holding a majority of the outstanding voting shares.

If a special meeting is called by any person other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chair of the Board, the President, any vice president, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4
NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5
ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER
 BUSINESS

To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely written notice and in proper form of his or her intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive officers of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder

EXHIBIT 3.3

must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a stockholder notice, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

To be in proper form, a stockholder’s notice to the Secretary shall set forth:

(i)
As to any person, if any, whom the stockholder giving notice under this Section 2.5 (the “Noticing Shareholder”) proposes to nominate for election as a director (each, a “Proposed Nominee”):
A.
the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name, age and principal occupation or employment of the person or persons to be nominated or the nature of the business to be proposed;
B.
a description of all direct and indirect compensation or other material monetary agreements, arrangements, or understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and such Proposed Nominee and such Proposed Nominee’s respective affiliates (as such term is defined below) and associates (as such term is defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;

EXHIBIT 3.3

C.
a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
D.
a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Shareholder within ten (10) days after receiving such request);
E.
a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form the Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to the Noticing Shareholder within ten (10) days after receiving such request), providing, among other things, that such Proposed Nominee: (aa) is not and will not become a party to any agreement, arrangement, or understanding with, or any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such Proposed Nominee’s service on the Board of Directors (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (bb) is not and will not become a party to any compensatory, payment, or other financial agreement, arrangement, or understanding with any person other than with the Corporation, including any agreement to indemnify such Proposed Nominee for obligations arising as a result of such Proposed Nominee’s service as a director of the Corporation, in connection with such Proposed Nominee’s nomination, service, or action as a director of the Corporation that has not been disclosed to the Corporation; (cc) will, if elected as a director of the Corporation, comply with all applicable laws and stock exchange listing standards, the Articles of Incorporation, these Bylaws, and the Corporation’s policies, guidelines, and principles applicable to directors, including, without limitation, the corporate governance, business conduct, conflict of interest, confidentiality, insider trading, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, and all applicable fiduciary duties under state law; (dd) intends to serve a full term as a director of the Corporation, if elected; and (ee) will provide facts, statements, and other information in all communications with the Corporation and its

EXHIBIT 3.3

shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and
F.
all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made with the U.S. Securities and Exchange Commission (the “SEC”) by any Proposing Person in connection with the solicitation of proxies for a contested election of directors, or would be otherwise required, in each case pursuant to Section 14(a) of the Exchange Act, including such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation;
(ii)
if the notice relates to any business (other than the nomination of persons for election as directors) that the Noticing Shareholder proposes to bring before the meeting:
A.
a brief description of the business desired to be brought before the meeting;
B.
the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the language of the proposed amendment);
C.
the reasons for conducting such business at the meeting;
D.
any material interest in such business of any Proposing Person; and
E.
all other information relating to such business that would be required to be disclosed in a proxy statement or other filing made with the SEC by any Proposing Person in connection with the contested solicitation of proxies in support of such business or that would otherwise be required, in each case pursuant to Section 14(a) of the Exchange Act, whether or not any Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation.
(iii)
As to each Proposing Person:
A.
the name and address of such Proposing Person (as they appear on the Corporation’s books, if applicable);
B.
(1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or

EXHIBIT 3.3

associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such

EXHIBIT 3.3

stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith and (9) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
C.
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (iv) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Chair of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

EXHIBIT 3.3

2.6
SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.5 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to any Voting Commitment that has not been expressly disclosed in writing to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been expressly disclosed therein, (C) is not a party to any agreement, arrangement or understanding (written or oral) with any person or entity, that contemplates such person resigning as a member of the Board of Directors prior to the conclusion of the term of office to which such person was elected, and has not given any commitment or assurance (written or oral) to any person or entity that such person intends to, or if asked by such person or entity would, resign as a member of the Board of Directors prior to the end of the conclusion of the term of office to which such person was elected, except as expressly disclosed therein, (D) has expressly disclosed therein whether all or any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (E) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable code of ethics and/or business conduct, corporate governance, conflicts of interest, confidentiality, public disclosures, hedging and pledging policies relating to the Corporation’s securities, and stock ownership and stock trading policies and guidelines of the Corporation that are adopted and publicly disclosed from time to time, and (F) consents to being named in the proxy statement of the proposing stockholder as a nominee of the proposing stockholder and agrees to serve as a member of the Board of Directors if elected as a director.

2.7
MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

EXHIBIT 3.3

2.8
QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the Corporation’s Certificate of Incorporation, or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chair of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by statute or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.9
ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10
VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.13 and 2.15 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.11
WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by

EXHIBIT 3.3

the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.12
STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

The stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

2.13
RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.14
PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, electronic signature or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

EXHIBIT 3.3

2.15
LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the date prior to the date of the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.16
CONDUCT OF BUSINESS

Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a Chair designated by the Board, or in the absence of such designation by a Chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the Chair of the meeting may appoint any person to act as secretary of the meeting. The Chair of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

ARTICLE III

DIRECTORS
3.1
POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2
NUMBER

The Board shall consist of not less than seven (7) members nor more than nine (9) members. The number of directors may be changed by an amendment to this Section 3.2, duly adopted by the Board or by the stockholders, or by a duly adopted amendment to the Certificate of Incorporation.

EXHIBIT 3.3

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3
CLASSES OF DIRECTORS

The Board shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively, as set forth in the Certificate of Incorporation. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

Notwithstanding the foregoing provisions of this Article III, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.4
RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the Corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the Board with or without cause may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced. Directors nominated for election at a meeting of stockholders shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)
Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(ii)
Whenever the holders of any class or classes of stock or series thereof are entitled by the Certificate of Incorporation to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

EXHIBIT 3.3

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5
PLACE OF MEETINGS; MEETING ATTENDANCE

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, in person or remotely by conference telephone, videoconference or other means through which all persons participating in the meeting can hear each other, and such remote participation in a meeting shall constitute presence in person at the meeting.

3.6
REGULAR MEETINGS

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7
SPECIAL MEETINGS; NOTICE

Special meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered by one of the following methods: (i) verbally at a meeting in which all directors are present, (ii) by electronic mail or other electronic means, (iii) by written notice sent by reputable express or overnight carrier, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered pursuant to clauses (ii) or (iii), it shall be delivered at least twenty-four (24) hours before the scheduled time of the meeting. The notice need not specify the purpose or the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

EXHIBIT 3.3

3.8
QUORUM

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided by statute or the Certificate of Incorporation.

3.9
WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required the Certificate of Incorporation or these Bylaws.

3.10
ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11
CONDUCT OF BUSINESS

Meetings of the Board shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in their absence by a Chair chosen at the meeting. The Secretary shall act as Secretary of the meeting, but in his or her absence the Chair of the meeting may appoint any person to act as Secretary of the meeting. The Chair of any meeting shall determine the order of business and the procedures at the meeting.

3.12
BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings shall be filed with the minutes of proceedings of the Board or such committee.

EXHIBIT 3.3

3.13
FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service on such committee.

3.14
REMOVAL OF DIRECTORS

Unless otherwise provided by statute, by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.14 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

ARTICLE IV

COMMITTEES
4.1
COMMITTEES OF DIRECTORS

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend these Bylaws; and, unless the Board resolution establishing the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a

EXHIBIT 3.3

dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2
COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3
MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (Place of Meetings; Meeting Attendance), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings; Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice), Section 3.10 (Adjourned Meeting; and Notice), Section 3.11 (Conduct of Business) and 3.12 (Board Action By Written Consent Without a Meeting), with such changes in the context of such Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees, who shall have the right to attend all meetings of the committee]. The Board may adopt rules for the governing of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS
5.1
OFFICERS

The officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary, Treasurer, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chair of the Board, a President, a Chief Operating Officer, one or more executive, senior or assistant Vice Presidents, assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws. Any number of offices may be held by the same person.

5.2
APPOINTMENT OF OFFICERS

Except as otherwise provided in this Section 5.2, the officers of the Corporation shall be appointed by the Board, subject to the rights, if any, of an officer under any contract of employment. The Board may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. Any vacancy occurring in any office of the Corporation shall be filled by the Board or may be filled by the officer, if any, who appointed such officer.

EXHIBIT 3.3

5.3
REMOVAL AND RESIGNATION OF OFFICERS

Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4
CHAIR OF THE BOARD

The Chair of the Board shall, if present, preside at all meetings of the stockholders and of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. If there is no Chief Executive Officer and the Board has not appointed an interim Chief Executive Officer, then the Chair of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

5.5
CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. In the absence of, or nonexistence of, a Chair of the Board, the Chief Executive Officer shall preside at the meetings of the stockholders or the Board, as the case may be. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.6
PRESIDENT

Unless the Board appoints a president of the Corporation, the Chief Executive Officer shall be the President of the Corporation. The President of the Corporation shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

EXHIBIT 3.3

5.7
VICE PRESIDENT

In the absence or disability of the Chief Executive Officer, a vice president designated by the Board shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these Bylaws, the Chief Executive Officer or the Chair of the Board.

5.8
SECRETARY

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Board meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates or book entry evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

5.9
CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all

EXHIBIT 3.3

transactions made as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

5.10
ASSISTANT SECRETARY

The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or the stockholders may from time to time prescribe.

5.11
AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.

ARTICLE VI

INDEMNITY
6.1
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2
INDEMNIFICATION OF OTHERS

The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or agent of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture,

EXHIBIT 3.3

trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3
INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE VII

RECORDS AND REPORTS
7.1
MAINTENANCE OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

7.2
’INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3
REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The Chair of the Board, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this Corporation, or any other person authorized by the Board or the Chief Executive Officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein

EXHIBIT 3.3

may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS
8.1
CHECKS

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2
EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3
STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

EXHIBIT 3.3

8.4
SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if any, that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate, if any, that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5
LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6
CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7
DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such

EXHIBIT 3.3

reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

8.9
SEAL

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or an electronic version thereof to be impressed or affixed or in any other manner reproduced.

8.10
TRANSFER OF STOCK

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or book entry to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11
STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12
REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power upon the Board to adopt, amend or repeal these Bylaws. The fact that such power has been so

EXHIBIT 3.3

conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these Bylaws.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the Board that the Corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

ARTICLE XI

CUSTODIAN
11.1
APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

(i)
at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or
(ii)
the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board cannot be obtained and the stockholders are unable to terminate this division; or
(iii)
the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

EXHIBIT 3.3

11.2
DUTIES OF CUSTODIAN

The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

ARTICLE XII

LOANS TO OFFICERS

Except as may be otherwise prohibited by applicable law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Article XII shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.